Exhibit 99.2

10-layer milestone tweet

We are extremely proud to share that we achieved our final 2021 technical goal – a 10-layer cell capable of 800 cycles to >80% energy retention under automotive-relevant test conditions: 25°C, 1C-1C, 100% DoD, 3.4 atm

#TheFutureIsSolid

https://ir.quantumscape.com/news/news-details/2021/QuantumScape-Achieves-Final-2021-Goal-Ahead-of-Schedule/default.aspx